Exhibit 23.1

Certified Public Accountants
and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2012 relating to the consolidated financial statements of Sutron Corporation (the "Company") that are included in the Company's annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in the Company's Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission.

Winchester, Virginia
June 10, 2013